Bridge LOAN, Stock Purchase AND SECURITY AGREEMENT

This Bridge Loan, Stock Purchase and Security Agreement (this “Agreement”) is made and entered into as of July 27, 2010, by and among the parties executing this Agreement as Investors on the signature pages hereto (each, an “Investor,” and collectively, the “Investors”), and Beamz Interactive, Inc., a Delaware corporation (the “Company”). Investors and the Company are sometimes referred to herein collectively as the “Parties” and each individually as a “Party”.

RECITALS:

A.          The Company wishes to issue up to $2,000,000 of Securities (as defined below) to Investors on terms and conditions set forth herein; and

B.          Investors, severally and not jointly, wish to purchase Securities from the Company upon the terms and conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1         Definitions. Terms used herein but not otherwise defined shall have the meanings ascribed thereto in Exhibit A attached hereto.

ARTICLE 2

PURCHASE AND SALE OF SECURITIES

2.1         Purchase and Sale of Notes.

(a)          The Company hereby agrees to borrow, and Investors hereby severally, and not jointly, agree to loan to the Company, the principal amounts (each a “Loan” and collectively the “Loans”) set forth under the heading “Principal Amount of Loan” on Exhibit B attached hereto.

(b)          Each Loan shall be separately evidenced by and subject to the provisions of a Senior Secured Bridge Promissory Note substantially in the form attached hereto as Exhibit C (each a “Note,” and collectively, the “Notes”) to be executed by the Company and delivered to each Investor in respect of such Investor’s applicable Loan amount on the applicable Closing Date. Promptly upon his/its receipt of the applicable executed Note, and subject to the terms and conditions of this Agreement, each Investor shall deliver his/its applicable Loan amount to the Company by check or electronic transfer of immediately available funds to such account as the Company shall specify in writing to such Investor.

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(c)          Notwithstanding the separate payment obligations of the Company to each Investor under this Agreement and each Note, the Parties agree that all payments made by the Company hereunder and under the Notes shall be made pro rata among the Investors, without any preference to any Investor, whether such payments are made before or following an Event of Default (as defined in the Notes). In such regard, if and to the extent the Company fails to pay the full amount due and owing to Investors hereunder and under the Notes, the aggregate amount (if any) actually paid to Investors shall be divided among them pro rata in relation to the original principal amounts of their respective Loans. To the extent the Company gives any payment-related preference to any Investor in violation of this Section 2.2(c), such Investor shall, upon being made aware of such payment preference, forward the applicable portion of such payment to each other Investor to correct such violation by the Company. In such event, the records of the Company and Investors shall be adjusted to reflect such redistributed payments.

(d)          The occurrence of any Event of Default under the Notes shall constitute an “Event of Default” under this Agreement. Upon the occurrence of an Event of Default, each Investor may, at its option, accelerate and make immediately payable all sums of principal and interest outstanding and unpaid under its Loan, without demand, presentment or notice, all of which are hereby expressly waived by the Company.

(e)          Upon the occurrence and during the continuation of an Event of Default, each Investor may, at its sole election, without notice of such election and without demand, exercise any one or more of the rights or remedies available to Investors at law or in equity, including the rights of a secured party under the UCC.

2.2         Purchase and Sale of Shares. The Company hereby agrees to issue to Investors the number of one and one-half (1.5) shares (as adjusted for any stock split, stock dividends, recapitalizations and the like) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) for each dollar invested, as further provided in Exhibit B (the “Shares”). Each Share shall be deemed to have been issued at a purchase price of $0.001 per share. Thus, for every $1,000 investment in Securities, an Investor will receive a Note in the principal amount of $998.50 and 1,500 shares of Common Stock at a purchase price of $0.001 per share.

2.3         Closing.

(a)          The Parties shall hold an initial closing hereunder (the “Initial Closing”) on July 27, 2010. The date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”.

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(b)          The Company may hold additional closings after the Initial Closing, provided that no additional closings may be held after December 31, 2010. Any such additional closings are each hereinafter referred to as an “Additional Closing” and shall occur on one or more dates each hereinafter referred to as an “Additional Closing Date”. Each loan made pursuant to an Additional Closing, and the rights and obligations of each Investor making a loan to the Company at such Additional Closing, shall be subject to the same terms and conditions of each of the Loans made at the Initial Closing. Each Investor at each Additional Closing shall join in this Agreement by executing a counterpart signature page hereto and Exhibit B shall be amended accordingly. The Initial Closing and each Additional Closing are each sometimes hereinafter referred to as a “Closing,” and the Initial Closing Date and each Additional Closing Date are each sometimes hereinafter referred to as a “Closing Date”.

2.4         Conversion upon Closing of the Permanent Financing. Upon the initial closing of the Permanent Financing (the “Initial Permanent Financing Closing”), each Note holder will be given a written notice thereof (the “Closing Notice”), and effective as of the date of the Initial Permanent Financing Closing, each Note holder shall be deemed to have converted the entire principal balance of, and accrued but unpaid interest on, such Note holder’s Note into the securities offered in the Permanent Financing on the same terms as offered in the Permanent Financing (except that each Investor who made a cash investment in the Notes hereunder (e.g., not services (each a “Cash Investor”) will be deemed to have converted at a fifty percent (50%) discount to the purchase price paid in the Permanent Financing); it being further agreed and understood that the principal of and interest on any Note is being converted in full; it being agreed and understood as a condition to receiving the new securities in the Permanent Financing, such converting Investor must deliver to the Company the original Note being converted, which will be marked “canceled” by the Company.

2.5         Additional Payment upon Sale of the Company. In the event that the Initial Permanent Financing Closing does not occur, but a Sale of the Company occurs, then in addition to any other amounts payable by the Company to any Investor hereunder or under any Note, each Cash Investor will receive at the closing of such Sale of the Company, and before payments are made to any equity holders of the Company, an amount equal to the original principal amount of the Notes issued to such cash Investor. As used herein, a “Sale of the Company” means: (i) a sale by the stockholders of the Company (in a stock sale, merger, consolidation or similar transaction) of all or substantially all of the issued and outstanding capital stock of the Company in a negotiated transaction; (ii) a sale by the Company of all or substantially all of the assets of the Company in a negotiated transaction; or (iii) the liquidation or dissolution of the Company. This Section 2.5 shall be deemed to have terminated and be of no further force or effect effective as of the Initial Permanent Financing Closing.

ARTICLE 3

SECURITY

3.1         Grant of Security Interest. In order to secure the Company’s prompt repayment of any and all Obligations and its prompt performance of each of its covenants and duties under this Agreement and the other Transaction Documents, the Company hereby grants to Investors, jointly, a continuing security interest in all presently existing and hereafter acquired or arising Collateral (as defined in the Prior Investment Agreement (as defined below)). Investors’ security interests in the Collateral shall attach to all Collateral without further action on the part of Investors or the Company. Such security interest constitutes a valid security interest in the presently existing Collateral, and shall constitute a valid security interest in Collateral acquired or arising after the date hereof. The above security interest is senior to the security interest granted to certain persons and entities pursuant to that certain Stock Purchase, Loan and Security Agreement, dated as of January 28, 2009, as amended, by and among the Company and certain persons and entities signatories thereto (the “Prior Investment Agreement”).

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3.2         Rights Upon Event of Default. Upon the occurrence and during the continuance of any such Event of Default, without notice of such election and without demand, Collateral Agent shall have the right to exercise any one or more of the rights or remedies available to Investors at law or in equity, including the rights of a secured party under this Agreement or the other Transaction Documents and under the UCC, including, without limitation, the right to: (i) require the Company to assemble the Collateral and make it available to the Investors at a place to be designated by Charles R. Mollo, or any other person elected by the holders of a majority of the then outstanding principal amount of the Notes (the “Collateral Agent”); and (ii) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Investors deem appropriate. The Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedules delivered to the Investors concurrently with this Agreement (collectively the “Disclosure Schedules”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company hereby represents and warrants to each Investor as of the date hereof as follows:

4.1         Organization, Qualification, and Corporate Power.

(a)          The Company is a duly organized and validly existing corporation and is in good standing under the laws of the state of Delaware and has all requisite corporate power and corporate authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly qualified and is in good standing as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary, except where the failure to so qualify or be so authorized would not have a material adverse effect on the Company’s business, assets (including intangible assets), liabilities, property, financial condition, or results of operations (a “Material Adverse Effect”). The Company has all requisite corporate power and corporate authority to: (i) execute and deliver the Transaction Documents; (ii) perform all its obligations hereunder and thereunder; and (iii) issue, sell, and deliver the Notes and the Shares.

(b)          The Company has no subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture, limited liability company, or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

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4.2         Authorization of Agreements.

(a)          The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale, and delivery of the Notes and the Shares have been authorized by all requisite corporate action and will not (i) violate (A) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, (B) the Certificate, (C) the Bylaws of the Company (the “Bylaws”), or (D) any provision of any mortgage, lease, indenture, agreement, or other instrument to which the Company or any of its properties or assets is bound, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except in the case of clauses (i)(D) and (ii), where such violation, conflict, breach, default, or lien would not have a Material Adverse Effect.

(b)          The Common Stock Kicker Shares have been duly reserved for issuance and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, and encumbrances of any nature whatsoever, except for restrictions on transfer under applicable federal and state securities laws. Neither the issuance, sale, or delivery of the Common Stock Kicker is subject to any preemptive rights of stockholders of the Company, or to any right of first refusal or other right in favor of any Person (as hereinafter defined).

4.3         Validity. Each Transaction Document, when executed and delivered in accordance with this Agreement, will constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4         Capital Stock.

(a)          Immediately prior to the Initial Closing, the authorized capital of the Company consists of:

(i)	10,000,000 shares of Common Stock, 30,160 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

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(ii)	5,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”), of which (A) 30,000 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock, 22,210 of which are issued and outstanding immediately prior to the Closing, (B) 1,000 shares of Preferred Stock have been designated Series A-1 Convertible Preferred Stock, of which 979 are issued and outstanding immediately prior to the Closing; (C) 50,000 shares of Preferred Stock have been designated Series B Convertible Preferred Stock, 33,172 of which are issued and outstanding immediately prior to the Closing; and (D) 4,400,000 shares of Series C Preferred Stock (the “Series C Preferred Stock”), of which 4,365,355 are issued and outstanding prior to the Initial Closing (which number includes shares of Common Stock issued under the 2009 Plan (as defined below)).

(iii)	The Company currently has outstanding warrants to purchase up to an aggregate of 23,449 shares of Common Stock.

(iv)	The Company has reserved 40,000 shares of Common Stock for issuance to officers, directors, employees, and consultants of the Company pursuant to its 2004 Incentive Compensation Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “2004 Stock Plan”). Of such reserved shares of Common Stock, 29,825 (excluding 1,750 that were issued but have lapsed) have been issued pursuant to restricted stock purchase agreements or stock options.

(v)	The Company has reserved 400,000 shares of Series C Preferred Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the 2009 Incentive Compensation Plan, as amended, duly adopted by the Board of Directors and approved by the Company’s stockholders (the “2009 Stock Plan”). Of such reserved shares of Series C Preferred Stock, 325,906 have been issued pursuant to restricted stock purchase agreements or stock options.

(vi)	The Secured Convertible Subordinated Promissory Notes (the “Subordinated Notes”) issued pursuant to an offering conducted by the Company in April 2008 (the “April 2008 Offering”) are currently convertible into an aggregate of 20,665 shares of Series B Convertible Preferred Stock.

(b)          All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid, and nonassessable, and the issuance of such shares was exempt from the registration requirements of applicable securities laws.

(c)          Except as provided for in the Certificate or the Transaction Documents, the Company has no obligation to purchase, redeem, or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

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4.5         Financial Statements; Changes.

(a)          The calendar year 2009 and May 31, 2010 compiled financial statements of the Company attached as Section 4.5 of the Disclosure Schedules (together the “Financial Statements”) present fairly the financial position of the Company as at the dates thereof and the Company’s results of operations for the periods covered thereby and were prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) consistently applied, except for any unaudited financial statements as they do not contain any notes and are subject to normal year-end adjustments.

(b)          The Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to May 31, 2010 (the “Balance Sheet Date”) and (b) executory obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements. The Company maintains and will continue to maintain a standard system of accounting established and administered in all material respects in accordance with GAAP.

(c)          Since the Balance Sheet Date there has not been:

(i)	any change in the assets or liabilities of the Company from that reflected in the Financial Statements, except changes that would not have, in the aggregate, a Material Adverse Effect;

(ii)	any waiver by the Company of a valuable right or of a material debt owed to it;

(iii)	any satisfaction or discharge of any lien, claim, or encumbrance, or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(iv)	any direct or indirect loans made by the Company to any stockholder, employee, officer, or director of the Company, other than advances made in the ordinary course of business;

(v)	any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

(vi)	any declaration, setting aside, or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company;

(vii)	any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; or

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(viii)	any other material the Company transaction outside of the ordinary course of business.

4.6         Litigation and Compliance with Law. There is no: (i) action, suit, claim, proceeding, arbitration, complaint, charge, or investigation pending or, to the Company’s knowledge, threatened (A) against or affecting the Company, or any officer, director, or key employee of the Company at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign; (B) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (C) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (ii) arbitration proceeding relating to the Company or any officer, director, or key employee of the Company pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the Company’s knowledge, threatened against or affecting the Company or any officer, director, or key employee of the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the Company’s knowledge, there is no reasonable basis for any of the foregoing.

(a)          The Company is not in default with respect to any governmental order, writ, judgment, injunction, or decree known to or served upon the Company of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others.

(b)          The Company is not in violation or default (i) of any provisions of its Certificate or Bylaws, (ii) of any instrument, judgment, order, writ, or decree, (iii) under any note, indenture, or mortgage, or (iv) under any lease, agreement, contract, or purchase order to which it is a party or by which it is bound that is required to be listed on the schedules attached hereto, or (v) of any provision of federal or state statute, rule, or regulation applicable to the Company, the violation of which (in each case for (i) - (v)) would have, individually or in the aggregate, a Material Adverse Effect.

(c)          There is no action, suit, proceeding, or investigation by the Company pending or which the Company intends to initiate.

4.7         No Outstanding Notes or Liens. Except as set forth on Section 4.7 of the Disclosure Schedules, immediately prior to the Initial Closing Date, there are no outstanding notes, indentures, mortgages, or any other similar forms of financing to which the Company is a party. As of the Initial Closing, there are no Liens on any assets of the Company, except as set forth in Section 4.7 of the Disclosure Schedules. Except as set forth in Section 4.7 of the Disclosure Schedules, the Company is not a guarantor or indemnitor of any indebtedness of any other Person.

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4.8         Proprietary Information of Third Parties. To the Company’s knowledge, no third party has claimed or has reason to claim that any Person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his or her employment, non-competition, or non-disclosure agreement with such third party, (b) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company which suggests that any such claim might be contemplated. To the Company’s knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the Company’s knowledge, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third party, in connection with the development, manufacture, or sale of any product or proposed product, or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.

4.9         Title to Assets. The Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of Section 4.5 of the Disclosure Schedules, or acquired since the Balance Sheet Date (except personal property disposed of since that date in the ordinary course of business) free of any liens, charges, or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets set forth on Section 4.5 of the Disclosure Schedules. The Company does not own any real property. The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all such leases are valid and subsisting and are in full force and effect.

4.10       Taxes. The Company has accurately prepared and timely filed all federal, state, and other tax returns required by law to be filed by it, and all taxes (including all withholding taxes) shown to be due and all additional assessments have been paid or provisions made therefor. Except as set forth in Section 4.10 of the Disclosure Schedules, the Company knows of no additional assessments or adjustments pending or threatened against the Company for any period, nor of any basis for any such assessment or adjustment. The Company has never elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a Material Adverse Effect.

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4.11       Intellectual Property Assets. Set forth in Section 4.11 of the Disclosure Schedules is a list of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, and registered copyrights, and all applications for such that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right. The Company owns or possesses adequate licenses or other rights to use all Intellectual Property necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and no claim is pending or, to the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and, to the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Company’s knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). To the Company’s knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, or assemble the products or proposed products or to provide the services or proposed services of the Company. Except for various music licensing obligations with the label companies and publishers, the Company has no material obligation to compensate any Person for the use of any Intellectual Property nor has the Company granted to any Person any license or other rights to use in any manner any Intellectual Property of the Company. The Company hereby agrees to provide written notice to all Investors in the event that after the date of this Agreement the Company either acquires a patent or files a patent application with the proper authorities, with such notice to be provided to each Investor no later than five (5) Business Days after such patent is acquired or patent application is filed. Further, the Company hereby agrees to file a Patent Recordation Form with the United States Patent and Trademark Office with respect to each patent or patent application in which the Company has any rights, whether existing as of the date of this Agreement or arising while any of the Notes are outstanding, to reflect the Investors’ security interest in such patents or patent applications as provided hereunder and to provide a copy of such filing with each Investor.

4.12       Governmental Approvals. Except as otherwise contemplated by this Agreement, no authorization, consent, approval, license, filing, or registration with any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery, and performance by the Company of the Transaction Documents, and the issuance, sale and delivery of the Securities, other than filings pursuant to federal and state securities laws (all of which filings have been made or will be made by the Company) in connection herewith.

4.13       Disclosure. The Company has provided and made available to the Investors all the information reasonably available to the Company that the Investors have requested for deciding whether to issue the Securities, including all information the Company believes is reasonably necessary to make an investment decision with respect to the issuance of the Securities. To the Company’s knowledge, no representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.14       Offering of the Securities. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance, or sale of any security of the Company under circumstances which might require the integration of such security with the Securities under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder), in either case so as to subject the offering, issuance, or sale of the Securities to the registration provisions of the Securities Act.

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4.15       No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or valid claim against or upon the Company for any commission, fee, or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

4.16       Offering Valid. Assuming the accuracy of the representations and warranties of the Investors contained in Article 5 below, the offer, sale, and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally, and not jointly, represents and warrants to the Company that, as of the date hereof:

(a)       such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and, if such Investor is not an individual Person, either (i) it was not organized for the specific purpose of acquiring the Securities, or (ii) each person who has invested in the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(b)       such Investor has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of such Investor’s investment in the Company and such Investor is able financially to bear the risks thereof;

(c)       the Securities being acquired by such Investor are being acquired for such Investor’s own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(d)       such Investor understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Securities will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

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(e)       such Investor believes that he, she, or it has received all the information that such Investor considers necessary or appropriate for deciding whether to acquire the Securities, and that such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access; provided, however, that the foregoing does not limit or modify the representations and warranties of the Company in Article 3 of this Agreement or the right of the Investors to rely thereon;

(f)       in determining to acquire the Securities, such Investor has relied solely upon the advice of the Investor’s legal counsel and accountants or other financial advisors with respect to the financial, tax, and other considerations relating to the acquisition of the Securities;

(g)       no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or valid claim against or upon such Investor or the Company for any commission, fee, or other compensation as a finder or broker because of any act or omission of such Investor or any agent for such Investor;

(h)       such Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms;

(i)       the execution and delivery of, and performance of the transactions contemplated by, this Agreement is not in conflict with or will not result in any material breach of any terms, conditions, or provisions of, or constitute a material default under, such Investor’s corporate charter, limited partnership agreement, or other organizational document, as applicable, or any indenture, lease, agreement, order, judgment, or other instrument to which such Investor is a party; and

(j)       no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the execution of the Transaction Documents and the purchase of the Securities.

ARTICLE 6

COVENANTS

The Company covenants and agrees with the Investors that, from and after the date of this Agreement until the Obligations are paid in full:

(a)       At any time at the request of Investors, the Company shall execute and deliver to Investors all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority and other documents that Investors may reasonably request, in form reasonably satisfactory to Investors, to perfect and continue perfection of Investors’ security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Transaction Documents.

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(b)       Investors shall have the right, upon reasonable prior notice, from time to time during the Company’s usual business hours (or at any time and without notice required if an Event of Default has occurred and is continuing), to inspect the Company’s books and records and to make copies thereof and to check, test, and appraise the Collateral in order to verify the Company’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

(c)       The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. The Company will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the further security of the Investors, the Investors shall have a security interest in all of the Company’s books and records pertaining to the Collateral, and the Company shall allow Investors or their respective representatives access to any such books and records upon reasonable notice and during normal business hours at the request of any Investor.

(d)       The Company will not create, assume or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, except for Liens created under the Prior Investment Agreement or created hereunder. The Company will defend the right, title and interest of the Investors in and to any of the Collateral against the claims and demands of all persons whomsoever.

(e)       The Company will advise each Investor promptly, in reasonable detail of any lien (other than Liens created under the Prior Investment Agreement or created hereunder) on, or claim asserted against, any of the Collateral.

(f)       The Company will not make any dividends or other distributions in cash or property to the holders of its capital stock (other than a stock dividend pursuant to a stock split or similar recapitalization of the Company) until such time as all principal of and accrued but unpaid interest on the Notes have been paid in full.

(g)       The Company shall keep adequate records and books of account, in which entries will be made in accordance with GAAP, reflecting all material financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts, and other purposes in connection with its business shall be made.

ARTICLE 7

CLOSING CONDITIONS

7.1          Conditions of Investors. The obligations of Investors to make purchase the Shares and make the Loans are subject to the fulfillment, to the satisfaction of Investors, of each of the following conditions on or before the Closing Date:

(a)       The Company shall have executed and delivered to Investors the Transaction Documents;

13

(b)       The Company and a majority of the Investors (as defined in the Prior Investment Agreement) shall have executed an amendment to the Prior Investment Agreement whereby they agree to: (i) the grant of the security interest on the Collateral as provided in this Agreement, including, without limitation, the grant of the senior nature of such security interest over the security interest granted to the Investors under the Prior Investment Agreement;

(c)       The Investors shall have received a copy of the UCC-1 Financing Statement filed by the Company with the Secretary of State of Arizona with respect to the security interests granted to the Investors pursuant to Article 3 above;

(d)       The representations and warranties contained in Article 4 shall be true, complete, and correct on and as of the Closing Date;

(e)       The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, as appropriate;

(f)       The Investors shall have received a certificate from the Chief Executive Officer or President of the Company certifying that the conditions specified in subsection (e) and (f) above have been fulfilled;

(g)       All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing;

(h)       The Transaction Documents, and the transactions contemplated thereby, shall have been approved by the Board of Directors.

7.2       Conditions of the Company. The obligation of the Company to consummate the Transactions contemplated herein is, at the option of the Company, subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a)       The representations and warranties contained in Article 5 above shall be true, complete, and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

(b)       Each Investor shall have delivered to the Company such Investor’s Total Investment as set forth opposite such Investor’s name in Exhibit B attached hereto.

(c)       No action or proceeding before any court or any other governmental agency shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

14

ARTICLE 8

MISCELLANEOUS

8.1       Expenses and Attorney’s Fees. If suit is brought to enforce any provision of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and court costs in addition to any other remedy or recovery awarded by the court. Furthermore, irrespective of whether the Initial Closing or any Additional Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

8.2       Survival. All representations, warranties, and covenants made herein or in any agreement, certificate, or instrument delivered to the Investors pursuant to or in connection with this Agreement shall survive the execution and delivery of the Transaction Documents, the issuance, sale, and delivery of the Notes, and the issuance and delivery of the Common Stock Kicker Shares.

8.3       Parties in Interest. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not.

8.4       Notices. All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (i) if personally delivered, when so delivered, (ii) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if sent by electronic facsimile, once transmitted to the fax number specified below and once the appropriate facsimile confirmation is received, provided that a copy of such notice, request, demand, claim or other communication is promptly thereafter sent in accordance with the provisions of clause (ii) or (iv) hereof, or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(a)	If to Investors (or any of them), addressed to them at the address set forth on the signature pages hereto.

(b)	If to the Company:

Beamz Interactive, Inc.

15354 N. 83rd Way, Suite 102

Scottsdale, Arizona 85260

Attn: Chief Executive Officer

Any Party may give any notice, request, demand, claim or other communication hereunder using any other written means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered to it by giving each other Party notice in the manner herein set forth.

8.5       Governing Law. THIS AGREEMENT, THE ENTIRE RELATIONSHIP OF THE PARTIES HERETO, AND ANY LITIGATION BETWEEN THE PARTIES (WHETHER GROUNDED IN CONTRACT, TORT, STATUTE, LAW OR EQUITY) SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

15

8.6       Venue for Disputes. THE COURTS OF ARIZONA, FEDERAL OR STATE, SHALL HAVE EXCLUSIVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. BY EXECUTING THIS AGREEMENT, EACH PARTY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF ARIZONA. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR ALL OF THE PARTIES’ MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OBLIGATIONS, AND EACH SUCH PARTY HEREBY AGREES THAT ANY SUCH TRIAL OR OTHER PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

8.7       Waiver; Remedies Cumulative. The rights and remedies of the Parties hereunder are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless made in writing and signed by each other Party; (ii) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8.8       Severability. If any provision of this Agreement, or the application of any such provision to any person, entity or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. Without limiting the foregoing, the covenants and obligations contained in this Agreement shall be construed as separate covenants and obligations, covering their respective subject matters. Each breach of a covenant or obligation set forth in this Agreement shall give rise to a separate and independent cause of action.

8.9       Entire Agreement; Modification. This Agreement and the other Transaction Documents collectively constitute the entire and final agreement among the Parties with respect to the subject matter hereof, and supersede and replace all prior agreements, understandings, commitments, communications and representations made between the Parties, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Company and Investors owning a majority of the then outstanding principal amount of the Notes.

16

8.10       No Assignment; Successors and Assigns; No Third-Party Rights. No Party may assign any or all of his/its rights under this Agreement to any Person without the prior written consent of the other Parties. Any attempted assignment or assumption without such written consent shall be null and void and without legal effect. Subject to the foregoing, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the Parties. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

8.11       Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

The Company:

BEAMZ INTERACTIVE, INC.

By:
Charles R. Mollo,
Chief Executive Officer

Investors:

[See attached signature pages]

17

SIGNATURE PAGE OF INVESTOR TO

THE BRIDGE LOAN, Stock Purchase AND SECURITY AGREEMENT

Reference is hereby made to that certain Bridge Loan, Stock Purchase and Security Agreement, dated as of July 27, 2010 (the “Agreement”), by and among Beamz Interactive, Inc., a Delaware corporation (the “Company”), and certain persons and entities who are executing the Agreement as Investors. Each capitalized term used herein but not expressly defined shall have the meaning given to such term in the Agreement.

The undersigned accepts, joins in and agrees to be bound by, and subject to, the Agreement as an Investor. The undersigned authorizes the Company to attach to the Agreement a copy of this Signature Page to Agreement to evidence the foregoing agreement of the undersigned.

Executed as of July 27, 2010.

If undersigned is an entity:

(Print Name of Entity)

By:
Printed:
Title:

Address:

If undersigned is an individual:

By:
Printed: Gregory Shafer

Address: 19842 Doewood Drive
Monument, Colorado 80132

A-1

SIGNATURE PAGE OF INVESTOR TO

THE BRIDGE LOAN, Stock Purchase AND SECURITY AGREEMENT

Reference is hereby made to that certain Bridge Loan, Stock Purchase and Security Agreement, dated as of July 27, 2010 (the “Agreement”), by and among Beamz Interactive, Inc., a Delaware corporation (the “Company”), and certain persons and entities who are executing the Agreement as Investors. Each capitalized term used herein but not expressly defined shall have the meaning given to such term in the Agreement.

The undersigned accepts, joins in and agrees to be bound by, and subject to, the Agreement as an Investor. The undersigned authorizes the Company to attach to the Agreement a copy of this Signature Page to Agreement to evidence the foregoing agreement of the undersigned.

Executed as of July 27, 2010.

If undersigned is an entity:

New Vistas Investment Corporation

By: Jeffrey R. Harris
Title: President

Address: 5528 Eubank NE – Suite 3

Albuquerque NM 87111

If undersigned is an individual:

By:
Printed:

Address:

A-2

SIGNATURE PAGE OF INVESTOR TO

THE BRIDGE LOAN, Stock Purchase AND SECURITY AGREEMENT

Reference is hereby made to that certain Bridge Loan, Stock Purchase and Security Agreement, dated as of July 27, 2010 (the “Agreement”), by and among Beamz Interactive, Inc., a Delaware corporation (the “Company”), and certain persons and entities who are executing the Agreement as Investors. Each capitalized term used herein but not expressly defined shall have the meaning given to such term in the Agreement.

The undersigned accepts, joins in and agrees to be bound by, and subject to, the Agreement as an Investor. The undersigned authorizes the Company to attach to the Agreement a copy of this Signature Page to Agreement to evidence the foregoing agreement of the undersigned.

Executed as of July 27, 2010.

If undersigned is an entity:

UEC Evercast

By: Terry Dennis
Title: President

Address: 449 Route 31 North

Ringoes, NJ 08551

A-3

SIGNATURE PAGE OF INVESTOR TO

THE BRIDGE LOAN, Stock Purchase AND SECURITY AGREEMENT

Reference is hereby made to that certain Bridge Loan, Stock Purchase and Security Agreement, dated as of July 27, 2010 (the “Agreement”), by and among Beamz Interactive, Inc., a Delaware corporation (the “Company”), and certain persons and entities who are executing the Agreement as Investors. Each capitalized term used herein but not expressly defined shall have the meaning given to such term in the Agreement.

The undersigned accepts, joins in and agrees to be bound by, and subject to, the Agreement as an Investor. The undersigned authorizes the Company to attach to the Agreement a copy of this Signature Page to Agreement to evidence the foregoing agreement of the undersigned.

Executed as of July 27, 2010.

If undersigned is an entity:

(Print Name of Entity)

By:
Printed:
Title:

Address:

If undersigned is an individual:

By:
Printed: Robert Flowers

Address: 335 Barn Hill Road
West Chester, PA 19382

A-4

EXHIBIT A

Definitions

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day that is not a Saturday or a Sunday or any other day on which banks in Phoenix, Arizona are required or permitted by applicable law to close.

“Certificate” means that certain Third Amended and Restated Certificate of Incorporation of the Company, as amended.

“Governmental Authority” means any nation or government, any state, county, municipality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, any court, tribunal or arbitrator(s) of competent jurisdiction, any self-regulatory organization or any Indian tribal authority.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), including but not limited to software, the patents and patents pending identified in Schedule 4.11 of the Disclosure Schedules, copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, and all continuations thereto and derivatives thereof, and all source codes developed by or for the Company and pertaining or relating to the patents, patent applications and any of the foregoing.

“Lien” means any lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and any agreement to grant any lien or security interest.

A-5

“Obligations” means the Loans (including all principal and interest accrued thereon) and all related fees, expenses, costs and other amounts owed to Investors by the Company pursuant to the Transaction Documents, together with all guaranties, covenants and duties owing by the Company to Investors of any kind or description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from the Company to others that Investors may have obtained by assignment or otherwise.

“Permanent Financing” means an equity investment in the Company of $2,000,000 or more.

“Person” means any individual, corporation, limited liability company, partnership (general or limited), syndicate, joint venture, society, association, trust, unincorporated organization or Governmental Authority, or any trustee, executor, administrator or other legal representative thereof.

“Securities” shall mean collectively the Notes and the Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” means, collectively, this Agreement, the Notes, and all other security agreements, guaranties, mortgages and deeds of trust, executed by the Company with or in favor of Investors, and any other instruments, documents, or agreements entered into, now or in the future by the Company in connection therewith.

“UCC” means the Arizona Uniform Commercial UCC, as amended or supplemented from time to time. Any and all terms used in the Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

A-6

EXHIBIT B

Investors and Purchases

Name of Investor	Total Investment	Principal Amount of Loan	Aggregate Purchase Price for Shares	Number of Shares

$
$
$
$
$
$
TOTAL		$

B-1

EXHIBIT C

Form of Senior Secured Bridge Promissory Note

[See attached document]

C-1